EXHIBIT (4)(b)(iii)

                               PENSION ENDORSEMENT

                                   ENDORSEMENT


In order to use this contract under the Internal Revenue Code of 1986, as amended, (hereafter referred to as The Code), the following provisions and restrictions are hereby made applicable, notwithstanding any provisions to the contrary contained in the policy.

Non-Transferability

The owner may not change the ownership of the policy and the policy may not be sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to anyone other than The Life Insurance Company of Virginia unless the owner is the trustee of an employee trust qualified under The Code. The purpose of this provision is to qualify the annuity under Section 401(g) of The Code, and it shall be so construed.

Monthly Income Benefit

We will make monthly payments to the annuitant for a guaranteed period. If the annuitant dies before the end of the guaranteed minimum period, the remaining payments will be discounted at the same rate used to calculate the monthly income. The discounted amount will be paid in one sum to the annuitant's estate unless otherwise provided.

Optional Payment Plans

We will make payments that do not depend on the sex of the annuitant. New monthly payment rates for the Life Income plan or the Joint Life and Survivor Income plan are contained in this endorsement.

Settlement Age: The settlement age is the payee's age nearest birthday on the date payments begin, minus an age adjustment from the table below. The age adjustment cannot exceed the age of the payee.

------------------------------------------------------------------
Year Payments Begin                           Age
After           Prior To                   Adjustment
------------------------------------------------------------------
----              2001                         0
2000              2026                         3
2025              2051                         7
2050              ----                        10
------------------------------------------------------------------

                  LIFE INCOME PLAN TABLE


Monthly Payment Rates for each $1000 of proceeds
---------------------------------------------------------------------
Age     10       15       20       Age     10       15       20
        Years    Years    Years            Years    Years    Years
        Certain  Certain  Certain          Certain  Certain  Certain

---------------------------------------------------------------------
20      $2.82    $2.82    $2.82    55      $4.00    $3.96   $3.90
25       2.90     2.89     2.89    56       4.07     4.03    3.96
30       2.99     2.99     2.98    57       4.15     4.10    4.03
35       3.11     3.10     3.10    58       4.23     4.18    4.09
40       3.26     3.25     3.24    59       4.32     4.25    4.16
45       3.45     3.43     3.42    60       4.41     4.34    4.23
50       3.59     3.67     3.64    61       4.51     4.42    4.30
51       3.74     3.72     3.68    62       4.61     4.51    4.37
52       3.80     3.78     3.74    63       4.72     4.61    4.44
53       3.87     3.84     3.79    64       4.83     4.70    4.52
54       3.93     3.90     3.85    65       4.95     4.80    4.59


---------------------------------------------------------------------





-------------------------------------------------------------------------
 Age    10        15        20        Age       10       15       20
        Years     Years     Years               Years    Years    Years
        Certain   Certain   Certain             Certain  Certain  Certain

-------------------------------------------------------------------------
 66     $5.08     $4.91      $4.67     77       $6.96    $6.14   $5.33
 67      5.22      5.02       4.74     78        7.16     6.23    5.36
 68      5.36      5.13       4.82     79        7.36     6.32    5.39
 69      5.51      5.24       4.89     80        7.57     6.40    5.42
 70      5.66      5.35       4.96     81        7.77     6.47    5.44
 71      5.83      5.47       5.02     82        7.96     6.54    5.46
 72      6.00      5.58       5.09     83        8.14     6.60    5.47
 73      6.18      5.70       5.15     84        8.32     6.65    5.48
 74      6.37      5.81       5.20     85 & over 8.48     6.69    5.49
 75      6.56      5.93       5.25
 76      6.76      6.03       5.29


-------------------------------------------------------------------------


 *Age means Settlement Age


            JOINT LIFE AND SURVIVOR INCOME PLAN TABLE


Monthly Payment Rates for each $1000 of proceeds
----------------------------------------------------------------------------------------------------------------------
Settlement                        Settlement
Age                               Age
             ---------------------------------------------------------------------------------------------------------
                35        40        45       50       55        60        65        70        75        80   85 & over
----------------------------------------------------------------------------------------------------------------------
35            $2.92     $2.97     $3.00    $3.03    $3.06     $3.07     $3.08     $3.09     $3.10     $3.10    $3.11
40             2.97      3.03      3.08     3.13     3.17      3.20      3.22      3.23      3.24      3.25     3.25
45             3.00      3.08      3.16     3.23     3.29      3.34      3.38      3.41      3.42      3.44     3.44
50             3.03      3.13      3.23     3.33     3.43      3.51      3.57      3.62      3.65      3.67     3.68
55             3.06      3.17      3.29     3.43     3.56      3.68      3.79      3.87      3.93      3.96     3.99
60             3.07      3.20      3.34     3.51     3.68      3.86      4.03      4.16      4.27      4.34     4.38
65             3.08      3.22      3.38     3.57     3.79      4.03      4.27      4.49      4.68      4.81     4.89
70             3.09      3.23      3.41     3.62     3.87      4.16      4.49      4.83      5.14      5.38     5.54
75             3.10      3.24      3.42     3.65     3.93      4.27      4.68      5.14      5.61      6.02     6.30
80             3.10      3.25      3.44     3.67     3.96      4.34      4.81      5.38      6.02      6.63     7.10
85 & over      3.11      3.25      3.44     3.68     3.99      4.38      4.89      5.54      6.30      7.10     7.76

----------------------------------------------------------------------------------------------------------------------

For the Life Insurance Company of Virginia






                  Paul E. Rutledge III
                  President